NATIONAL R.V. HOLDINGS, INC.
                                                                       [graphic]



                                                              Contact:
                                                           Donna Dolan
                                                          800.322.6007
                                                           ir@nrvh.com


              NATIONAL R.V. HOLDINGS, INC. ANNOUNCES APPOINTMENT OF
               DAVID J. HUMPHREYS AS NEW INDEPENDENT BOARD MEMBER

Perris, CA, February 21, 2006 - National R.V. Holdings, Inc. (NYSE: NVH), a leading manufacturer of recreational vehicles, announced today that it has appointed David J. Humphreys to its board of directors, where he will chair the board's Nominating/Corporate Governance Committee.

Mr. Humphreys was most recently president of the Recreation Vehicle Industry Association (RVIA), a position in which he served from 1979 until his retirement in January 2006. Prior to 1979 he served for nearly ten years as RVIA's outside legal counsel.

"We are pleased to have someone of Dave's stature assume this significant role on our board," said Doy Henley, National R.V. Holdings' chairman. "Dave brings extensive industry knowledge and experience to our board. His appointment supports our commitment to strong corporate governance practices and his extensive experience in our industry will help guide our Company on its path to profitable growth."

In addition to his prior service as president of RVIA, Mr. Humphreys has been active for many years in the Travel Industry Association of America (TIA), the umbrella organization for all segments of the travel and tourism industry. He has been a member of TIA's Board of Directors since 1985 and was its national chairman from 1990 to 1991. He received the travel industry's highest honor in 1994 when he was inducted into the Hall of Leaders. He has also been a member of the board of directors of the American Highway Users Alliance (formerly Highway Users Federation), whose membership includes representatives of the oil, trucking, automobile and tire industries.

Mr. Humphreys commented, "I am delighted to be able to join the board of directors of National R.V. Holdings. The Company's reputation for honesty, and the quality and reliability of its products, were instrumental in my decision to join its board. While the Company has had its ups and downs in recent years, just as most leading RV manufacturers have at one time or another, I believe National R.V. Holdings has now put together an outstanding management team, has addressed its problem areas, and has assembled an array of products that will more than meet the needs of its dealers and retail customers. I look forward to being part of this outstanding organization and am convinced that National R.V. Holdings has an outstanding future."

Mr. Humphreys is a member of the bar in the District of Columbia, Virginia and West Virginia and is admitted to practice before all federal courts, including the U.S. Supreme Court. He attended college in Baltimore, Maryland and earned his law degree from Catholic University of America, Washington, D.C.

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation;
warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


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